                                                                      Exhibit 12

                               ArvinMeritor, Inc.
                    Computation of Earnings to Fixed Charges
                      Fiscal Year Ended September 30, 2003

Earnings Available for Fixed Charges:

     Pre-tax income from continuing operations                          $    213

Adjustments:
     Equity in earnings (losses) of affiliates plus
     dividends from affiliates                                                12
                                                                        --------
                                                                             225
Add fixed charges included in earnings:
     Interest expense                                                        106
     Interest element of rentals                                              13
                                                                        --------
       Total                                                                 119
                                                                        --------
     Total earnings available for fixed charges:                        $    344
                                                                        --------
Fixed Charges:
     Fixed charges included in earnings                                 $    119
     Capitalized interest                                                     --
                                                                        --------
     Total fixed charges                                                $    119
                                                                        --------
     Ratio of Earnings to Fixed Charges (1)                                 2.89
                                                                        ========
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1 = "Earnings" are defined as pre-tax income from continuing operations, adjusted for undistributed earnings of less than majority owned subsidiaries and fixed charges excluding capitalized interest. "Fixed charges" are defined as interest on borrowings (whether expensed or capitalized), the portion of rental expense applicable to interest, and amortization of debt issuance costs.